UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32843	51-0370507
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada	L6K 2Y1
(Address of principal executive offices)	(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 7, 2007, the Company issued a press release announcing its preliminary, unaudited fourth quarter and year end 2006 financial results and disclosing other information. A copy of this press release is attached hereto as Exhibit 99.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As contemplated in connection with the separation of the Company from Wendy’s International, Inc., Mr. James V. Pickett and Mrs. Kerrii B. Anderson, the Chairman of the Board and Chief Executive Officer and President, respectively, of Wendy’s, resigned from the Company’s Board of Directors and, as a result, all Committees of the Board, effective February 1, 2007. Mr. Pickett was the Chairman of the Board, the Chair of the Company’s Nominating and Corporate Governance Committee, and a member of the Company’s Audit Committee. Mrs. Anderson was a member of the Company’s Human Resource and Compensation Committee.

To achieve the objective of the Company’s Nominating and Corporate Governance Committee to transition to a Board comprised of fully-independent directors, except for Mr. Paul House, Ms. Cynthia Devine, the Company’s Chief Financial Officer and Executive Vice President, resigned her Board seat, effective February 5, 2007. Ms. Devine will continue in her role as Chief Financial Officer and Executive Vice President.

The Board has appointed Mr. Craig S. Miller to the Board to fill the vacancy created by the resignation of Mrs. Anderson. Mr. Miller’s appointment was effective February 5, 2007, and his term will continue until the Company’s annual meeting of shareholders in May of 2007. Mr. Miller is expected to be included on the slate of directors for election at the annual shareholders meeting.

The Board also appointed Mr. John Lederer to the Board to fill the vacancy created by the resignation of Ms. Devine. Mr. Lederer’s appointment was effective February 5, 2007, and his term will continue until the Company’s annual meeting of shareholders in May of 2007. Mr. Lederer is expected to be included on the slate of directors for election at the annual shareholders meeting.

With Mr. Pickett’s resignation, the Board has appointed Mr. Paul House to serve as Chairman of the Board. Mr. House will also continue in his role as Chief Executive Officer and President of the Company. On February 5, 2007, The Honourable Frank Iacobucci was appointed as the Chair of the Company’s Nominating and Corporate Governance Committee, and, as a result, in accordance with the Company’s Governance Guidelines, he will also serve as Lead Director. Mr. Lederer and Mr. Miller have not yet been appointed to serve on any Board Committees.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99	Press release issued by the Company, dated February 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

By:	/s/ Donald B. Schroeder
Donald B. Schroeder, Executive Vice President and Secretary

Date February 7, 2007